QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 22, 2015

Registration No. 333-204402

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gener8 Maritime, Inc.
(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	66-071-6485 (I.R.S. Employer Identification No.)

Gener8 Maritime, Inc. 299 Park Avenue, Second Floor New York, New York 10171 (212) 763-5600	Peter C. Georgiopoulos Chairman and Chief Executive Officer Gener8 Maritime, Inc. 299 Park Avenue, Second Floor New York, New York 10171 (212) 763-5600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Attention: Thomas E. Molner, Esq. Tel: (212) 715-9100 Fax: (212) 715-8000	Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019 Attention: Andrew J. Pitts D. Scott Bennett Tel: (212) 474-1000 Fax: (212) 474-3700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        Gener8 Maritime, Inc. is filing this Amendment No. 3 (this "Amendment") to its Registration Statement on Form S-1 (Registration No. 333-204402) (the"Registration Statement") as an exhibit-only filing to file Exhibits 1.1, 10.1, 10.157, 10.158, 10.159, 10.160, 10.161, 10.162 and 21.1 and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. No changes have been made to Part I or Part II of the Registration Statement other than this explanatory note as well as revised versions of the cover page and Item 16 of Part II of the Registration Statement. This Amendment does not contain a copy of the preliminary prospectus included in the Registration Statement, nor is it intended to amend or delete any part of the preliminary prospectus.

 PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the common shares being registered. All amounts shown are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority, Inc., or "FINRA," filing fee and the NYSE listing fee.

SEC registration fee	$38,085
Printing and engraving expense	740,000
Legal fees and expenses	3,013,000
Accounting fees and expenses	1,050,000
NYSE listing fee	250,000
FINRA filing fee	49,663
Transfer agent fees and expenses	5,000
Miscellaneous expenses	625,000

Total	$5,770,748

Item 14.    Indemnification of Directors and Officers

      Indemnification

        Under the BCA, for actions not by or in the right of a Marshall Islands corporation, a corporation may indemnify any person who was or is a party to any threatened or pending action or proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

        In addition, under the BCA, in actions brought by or in right of a Marshall Islands corporation, any person who is or is threatened to be made party to any threatened or pending action or proceeding by reason of the fact that such person is or was a director or officer of the corporation can be indemnified for expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of the action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that indemnification is not permitted with respect to any claims in which such person has been found liable for negligence or misconduct with respect to the corporation unless the appropriate court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity.

        We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that such person is or was a director or officer of ours, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful.

        We will also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of us to procure judgment in our favor by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of (or in a similar capacity in respect of) another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and except that no indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Limitations on Personal Liability

        Under Marshall Islands law, directors and officers shall discharge their duties in good faith and with that degree of diligence, care and skill which ordinarily prudent people would exercise under similar circumstances in like positions. In discharging their duties, directors and officers may rely upon financial statements of the corporation represented to them to be correct by the president or the officer having charge of its books or accounts or by independent accountants.

        The Business Corporations Act of the Republic of the Marshall Islands, or the "BCA," provides that the articles of incorporation of a Marshall Islands company may include a provision for the elimination or limitation of liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

  •
  for any breach of the director's duty of loyalty to the corporation or its shareholders;

  •
  for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Our directors will not be personally liable to us or our shareholders for monetary damages for any breach of duty in such capacity, except that the liability of a director will not be eliminated or limited:

  •
  for any breach of the director's duty of loyalty to the corporation or its shareholders;

  •
  for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        Our amended and restated articles of incorporation provide that if the BCA is amended to authorize the further elimination or limitation of the liability of directors for actions taken or omitted to be taken then the liability of a director of the Company, in addition to the limitation on personal liability provided for in our amended and restated articles of incorporation, shall be limited to the fullest extent permitted by the amended BCA in respect of actions or omissions to act which occur during any period to which the amended BCA's amended provisions pertain.

Item 15.    Recent Sales of Unregistered Securities

      Issuance of Securities under Chapter 11 Plan

        Pursuant to the chapter 11 plan, on the effective date, all our outstanding prepetition equity securities, including but not limited to all outstanding shares of our common stock, par value $0.01 per share, and all outstanding options and contractual or other rights to acquire any equity securities in the Company, were canceled and discharged and are of no further force and effect, whether surrendered for cancelation or otherwise, and holders of such prepetition equity securities received no distributions under the chapter 11 plan in respect thereof. In addition, among other things, the Chapter 11 plan provided for the issuance of 200,011 shares of Common Stock and warrants exercisable for up to 309,296 shares of Common Stock at an exercise price of $42.50 to our prepetition general unsecured creditors and a total of 9,800,560 shares of Common Stock to Oaktree.

        Of the 200,011 shares allocated to our unsecured creditors, 195,070 shares have, as of May 15, 2015, been distributed to creditors and 4,941 shares remain in an escrow account in respect of disputed claims. Of the warrants allocated to our unsecured creditors, warrants exercisable for 301,655 shares have, as of November 6, 2014, been distributed to creditors, and warrants exercisable for 7,641 shares remain in an escrow account in respect of disputed claims. To the extent that any shares or warrants remain in escrow following resolution of the disputed claims, they will either be distributed pro rata to holders of claims which were previously allowed, or, if the amount remaining is de minimis, they will be returned to us. Although these escrowed shares are not treated as outstanding for purposes of voting, when referencing outstanding shares or issued shares in this prospectus, we will, unless otherwise indicated by context, treat the escrowed shares as if they are outstanding and issued to holders of allowed general unsecured claims. See "Business—Chapter 11 Reorganization" for more information regarding the issuance of these shares and warrants. The offer and distribution of these shares and warrants, as well as the shares underlying these warrants was exempt from registration pursuant to Section 1145 of the Bankruptcy Code.

        The 9,800,560 shares of Common Stock issued to Oaktree on the effective date consisted of:

  •
  4,750,271 shares issued to Oaktree pursuant to the Chapter 11 plan in exchange for the conversion of secured claims held by Oaktree in respect of the Oaktree prepetition credit facility, which we refer to as the "Oaktree conversion shares"; and

  •
  5,050,289 shares issued to Oaktree pursuant to the Chapter 11 plan in exchange for a $175.0 million investment, which we refer to as the "Oaktree investment shares."

        The issuance of the Oaktree investment shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and these shares are restricted securities. Oaktree represented to us that it was an "accredited investor," as defined in Regulation D promulgated under the Securities Act, and agreed that the Oaktree investment shares could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the issuance of the Oaktree investment shares and did not offer any securities to the general public in connection with such issuance. The issuance of the Oaktree conversion shares was exempt from the registration requirements of the Securities Act pursuant to Section 1145 of the Bankruptcy Code.

      Grant of Options to Executive Officers

        In addition, on the effective date, pursuant to the 2012 Equity Incentive Plan (which was provided for by the chapter 11 plan) described above under "Executive Compensation—2012 Equity Incentive Plan," John Tavlarios was granted options to purchase 229,108 shares of Common Stock, Leonard Vrondissis was granted options to purchase 57,277 shares of Common Stock and Milton Gonzales was granted options to purchase 57,277 shares of Common Stock. Our former chief financial officer was also granted options to purchase 171,831 shares of Common Stock. When our former chief financial officer resigned in February 2013, he forfeited these options in accordance with their terms. The terms of these options are described above under "Executive Compensation—2012 Equity Incentive Plan."

        The grant of these options, as described above, was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Each of the recipients of the options was an "accredited investor," as defined in Regulation D promulgated under the Securities Act. Each such recipient agreed that the options were non-transferable other than by testamentary disposition or by the laws of descent and distribution. We did not engage in a general solicitation or advertising with respect to the issuance of such options and did not offer any options to the general public in connection with such issuance.

        It is expected that these options will be surrendered and cancelled in connection with the consummation of this offering. See "Executive Compensation—2012 Equity Incentive Plan" for further information.

      June 2012 Issuance to Oaktree's Financial Advisor

        Pursuant to an Equity Purchase Agreement, dated as of December 15, 2011 and amended on March 26, 2012, which we refer to as the "Oaktree purchase agreement," among us and Oaktree, and an order of the Bankruptcy Court, which we refer to as the "Oaktree purchase agreement order," authorizing the debtors to enter into the Oaktree purchase agreement, we were required to reimburse Oaktree for certain advisory fees, including those owed to an investment bank, which we refer to as the "Oaktree financial advisor," incurred in connection with the Oaktree purchase agreement, the Chapter 11 cases and certain related matters.

        On June 22, 2012, pursuant to a subscription agreement dated as of June 19, 2012, we issued 83,129 common shares to the Oaktree financial advisor, having an agreed-upon value of $36.84 per share, or $3.1 million in the aggregate, which payment was deemed to be a reimbursement by us of Oaktree, in accordance with the Oaktree purchase agreement and the Oaktree purchase agreement order, for certain fees (equal to $3.1 million) owed to the Oaktree financial advisor.

        The issuance of the common shares to the Oaktree financial advisor, as described above, was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The Oaktree financial advisor represented to us that it was an "accredited investor," as defined in Regulation D promulgated under the Securities Act, and agreed that the securities could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the issuance of such securities and did not offer any securities to the general public in connection with such issuance.

      December 2012 Issuance to BlueMountain

        On December 21, 2012, pursuant to a Common Stock Subscription Agreement, dated as of November 1, 2012, which we refer to as the "BlueMountain subscription agreement," among the Company, Oaktree and BlueMountain, we issued 1,084,269 common shares in a private placement to BlueMountain for net proceeds of $28.9 million.

        The issuance of the shares of Common Stock to BlueMountain, as described above, was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Each BlueMountain entity receiving the shares represented to us that it was an "accredited investor," as defined in Regulation D promulgated under the Securities Act, and agreed that the securities could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the issuance of such securities and did not offer any securities to the general public in connection with such issuance.

      April 2013 Issuance to GMR Financial Advisor

        Pursuant to a Letter Agreement, dated as of October 3, 2011, between us and an investment bank, which we refer to as the "GMR financial advisor," we were required to pay the GMR financial advisor certain fees and expenses incurred in connection with financial advisory services rendered by the GMR financial advisor to us in connection with our Chapter 11 restructuring. On April 25, 2013, we issued 102,227 shares of Class A Common Stock to the GMR financial advisor in a private placement in satisfaction of approximately $2.8 million of remaining outstanding fees owed to the GMR financial advisor.

        The issuance of the shares of Common Stock to the GMR financial advisor, as described above, was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The GMR financial advisor represented to us that it was an "accredited investor," as defined in Regulation D promulgated under the Securities Act, and agreed that the securities could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the issuance of such securities and did not offer any securities to the general public in connection with such issuance.

      June - August 2013 Series A Preferred Stock Issuances

        On June 27, 2013, we authorized 150,000 shares of a new series of Series A Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share that ranked senior to our common stock. The Series A Preferred Stock ranked senior as to dividends over our common stock and any other class of stock that by its terms ranks junior as to dividends to the Series A Preferred Stock, when and if issued. Each share of Series A Preferred Stock was entitled to receive dividends when, as and if declared by our Board, and to the extent permitted under our outstanding indebtedness existing at the time of a declaration or payment, at an annual rate of 25% on each share's $1,000 liquidation preference, compounded quarterly and accruing from the date of issuance. Dividends on the Series A Preferred Stock accrue until our liquidation or until they are redeemed, reclassified, exchanged or otherwise acquired by us.

        On each of June 28, 2013 and July 3, 2013, we issued 5,000 shares on each date of Series A Preferred Stock to Oaktree in a private placement for $1,000 per share, resulting in aggregate net proceeds of $5.0 million on June 28, 2013 and $5.0 million on July 3, 2013. In August 2013, we issued an aggregate of 146 shares of Series A Preferred Stock in private placements for $1,000 per share to two additional accredited investors. As described below under "Class B Financing," all 10,146 shares of Series A Preferred Stock, together with the accumulated and unpaid dividends of $1.2 million, were converted into 611,648 shares of Class B Common Stock.

        The issuance of the shares of Series A Preferred Stock, as described above, was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The purchasers of the Series A Preferred Stock represented to us that they were "accredited investors," as defined in Regulation D promulgated under the Securities Act, and agreed that the securities could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the issuance of such securities and did not offer any securities to the general public in connection with such issuance.

      December 2013 Class B Financing

        On December 12, 2013, we issued 10,702,702 shares of Class B Common Stock in a private placement for $18.50 per share, resulting in aggregate gross proceeds of approximately $198.0 million, pursuant to an Amended and Restated Subscription Agreement, or the "December 2013 Class B subscription agreement," by and among the Company, OCM Marine Holdings and certain other accredited investors party thereto which we refer to collectively as the "December 2013 Class B investors."

        In connection with the closing of the purchase and sale of the Class B shares, the Company, OCM Marine Holdings and each of the Class B investors entered into a joinder to the pre-merger registration agreement.

        In connection with the purchase and sale of the Class B shares, all of our outstanding shares of Series A Preferred Stock were converted into Class B shares at a price of $18.50 per share of Class B Common Stock based on the liquidation preference of, plus accrued and unpaid dividends on, the Series A Preferred Stock. We refer to this as the "Series A Preferred conversion." The Series A Preferred conversion was approved by Oaktree and our Board, in accordance with the Statement of Designation, Powers, Preferences and Rights of Series A Preferred Stock, dated as of June 28, 2013. As a result of the Series A Preferred conversion, on December 12, 2013, 10,146 shares of Series A Preferred Stock were converted into 611,468 shares of Class B Common Stock.

        In connection with the issuance of the Class B Common Stock in December 2013, our Articles of Incorporation and Shareholders Agreement were each amended and restated. See "Related Party Transactions—December 2013 Class B Financing" for a description of these amendments.

        On January 24, 2014, we made a preemptive rights offering to all of our eligible shareholders. On February 3, 2014, we issued 16,250 Class B shares pursuant to preemptive rights in a private placement for $18.50 per share to an accredited investor.

        The issuance of the Class B shares, as described above, was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The recipients of the Class B shares represented to us that they were "accredited investors," as defined in Regulation D promulgated under the Securities Act, and agreed that the securities could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the issuance of such securities and did not offer any securities to the general public in connection with such issuance.

      March 2014 Class B Financing

        On March 21, 2014, we issued 9,000,001 shares of Class B Common Stock in a private placement for $18.50 per share, or the "March 2014 private placement", resulting in aggregate gross proceeds to the Company of approximately $166.5 million, pursuant to subscription agreements, which we refer to as the "March 2014 subscription agreements," entered individually with certain of our existing shareholders and OCM Marine Holdings. Pursuant to the terms of the March 2014 subscription agreements, we agreed to use all or substantially all of the net proceeds of the March 2014 private placement for purposes of satisfying our obligations in connection with the VLCC SPV stock purchase and VLCC shipbuilding contracts described above under "Business—VLCC Newbuildings." To the extent such net proceeds exceed the aggregate amount of such obligations, we are permitted to use the remaining net proceeds for general corporate purposes. On March 25, 2014, we used approximately $162.7 million of the proceeds of the March 2014 private placement to fund the purchase price of the VLCC shipbuilding SPVs as described elsewhere in this prospectus.

        On May 5, 2014, we made a preemptive rights offering of Class B Common Stock to certain eligible shareholders. On May 21, 2014, we issued 2,577 shares of Class B Common Stock in a private placement for $18.50 per share to an investor exercising its preemptive rights.

        The issuance of the Class B shares, as described above, was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The recipients of the Class B shares represented to us that they were "accredited investors," as defined in Regulation D promulgated under the Securities Act, and agreed that the securities could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the issuance of such securities and did not offer any securities to the general public in connection with such issuance.

      June 2014 Class B Financing

        On June 25, 2014, we issued 1,670,000 shares of Class B Common Stock in a private placement, which we refer to as the "June 2014 Class B financing" for $18.50 per share, resulting in aggregate gross proceeds to the Company of approximately $30.9 million, pursuant to subscription agreements entered individually with certain accredited investor investment entities.

        The issuance of the Class B shares, as described above, was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The recipients of the Class B shares represented to us that they were "accredited investors," as defined in Regulation D promulgated under the Securities Act, and agreed that the securities could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the issuance of such securities and did not offer any securities to the general public in connection with such issuance.

      Senior Notes

        On March 28, 2014, we and our wholly-owned subsidiary VLCC Corp. entered into a Note and Guarantee Agreement with affiliates of BlueMountain Capital Management, LLC which we refer to as the "note purchasers." Pursuant to the Note and Guarantee Agreement, we issued senior unsecured notes due 2020 on May 13, 2014 in the aggregate principal amount of $131.6 million to the note purchasers for proceeds of approximately $125 million (before fees and expenses), after giving effect to the original issue discount provided for in the Note and Guarantee Agreement. We refer to these notes as the "senior notes." The senior notes, which are unsecured, are guaranteed by VLCC Corp. and its subsidiaries. The Note and Guarantee Agreement provides that all proceeds of the senior notes shall be used to pay transaction costs and expenses and the remaining consideration payable in connection with the VLCC shipbuilding contracts (see "Business—VLCC Newbuildings" for more information on the VLCC shipbuilding contracts).

        The issuance of the senior notes, as described above, was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The note purchasers represented to us that they were "accredited investors," as defined in Regulation D promulgated under the Securities Act, and agreed that the senior notes could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the issuance of such securities and did not offer any securities to the general public in connection with such issuance.

        See "Description of Indebtedness—Senior Notes" for further information regarding the senior notes.

      2015 Merger

        On February 24, 2015, General Maritime Corporation (our former name), Gener8 Maritime Acquisition, Inc. (one of our wholly-owned subsidiaries), Navig8 and each of the equityholders' representatives named therein entered into an Agreement and Plan of Merger, pursuant to which former Navig8 shareholders received shares of our common stock. See "Related Party Transactions—2015 Merger Related Transactions—Agreement and Plan of Merger" for further information.

        The issuance of such shares of our common stock is in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under Regulation D under the Securities Act, based on our determination that the shares of the Company were only offered to "accredited investors" as defined in Rule 501 under the Securities Act. The former Navig8 shareholders who received common shares represented to us that they were "accredited investors," as defined in Regulation D promulgated under the Securities Act, and agreed that the shares could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the issuance of such securities and did not offer any securities to the general public in connection with such issuance.

      2015 Equity Purchase Agreement

        On February 24, 2015, we entered into an equity purchase agreement with Navig8, Avenue, BlackRock, BlueMountain, Monarch, Oaktree, Twin Haven and/or their respective affiliates. We refer to this agreement as the "2015 equity purchase agreement." In April 2015, certain other accredited investors became parties to the 2015 equity purchase agreement through the execution of joinders thereto. We refer to both the original and subsequent signatories to the 2015 equity purchase agreement as the "2015 commitment parties." Pursuant to the terms of the 2015 equity purchase agreement, we issued 483,971 shares of our common stock to the 2015 commitment parties as a commitment premium upon the closing of the merger as consideration for their purchase commitments. See "Related Party Transactions—2015 Merger Related Transactions—Equity Purchase Agreement" for further information.

        We issued these shares to the 2015 commitment parties in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under Regulation D under the Securities Act, based on our determination that the shares of the Company were only offered to "accredited investors" as defined in Rule 501 under the Securities Act. The 2015 commitment parties who received common shares represented to us that they were "accredited investors," as defined in Regulation D promulgated under the Securities Act, and agreed that the shares could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the issuance of such securities and did not offer any securities to the general public in connection with such issuance.

      2015 Navig8 Warrant Agreement

        In connection with the 2015 merger we entered into an amended and restated warrant agreement with Navig8 Limited. We refer to this agreement as the "2015 Navig8 warrant agreement" and to Navig8 Limited or the subsequent transferee as the "2015 Navig8 warrantholder." Under the 2015 Navig8 warrant agreement, 1,600,000 warrants that had prior to the 2015 merger provided the 2015 Navig8 warrantholder the right to purchase 1,600,000 shares of Navig8 common stock at $10 per share of Navig8 common stock were converted into warrants entitling the 2015 Navig8 warrantholder to purchase 0.8947 shares of our common stock for each warrant held for a purchase price of $10.00 per warrant, or $11.18 per share. We refer to these warrants as the "2015 warrants." The 2015 warrants, which expire on March 31, 2016, vest in five equal tranches, with each tranche vesting upon our common shares reaching the following trading thresholds after an initial public offering: $15.09, $16.21,

$17.32, $18.44 and $19.56. These trading thresholds represent the volume-weighted average price of our shares over any period of ten consecutive trading days during which there is a minimum cumulative trading volume of $2 million.

        The issuance of the 2015 warrants, as described above, was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. We determined that the 2015 Navig8 warrantholder was an "accredited investor," as defined in Regulation D promulgated under the Securities Act, and the 2015 Navig8 warrantholder agreed that the 2015 warrants could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the entry into the 2015 Navig8 Warrant Agreement and did not offer any securities to the general public in connection with such agreement.

      Navig8 Stock Options

        Pursuant to the 2015 merger agreement, we agreed to convert any outstanding option to acquire Navig8 common stock into an option to acquire the number of shares of our common stock equal to the product obtained by multiplying (i) the number of shares of Navig8 common stock subject to such stock option immediately prior to the consummation of the 2015 merger by (ii) 0.8947, at an exercise price per share equal to the quotient obtained by dividing (A) the per share exercise price specified in such stock option immediately prior to the 2015 merger by (B) 0.8947. We also agreed to treat the option agreement between Navig8 and the option holder as exercisable through July 8, 2017. Immediately prior to the consummation of the 2015 merger, there was one option to purchase 15,000 shares at $13.50 per share; this option, which we refer to as the "2015 option" was converted into an option to purchase 13,420 of our common shares at an exercise price of $15.088 per share.

        The issuance of the 2015 option, as described above, was made in reliance on the "no-sale theory" and/or the exemption from registration afforded by Section 4(a)(2) of the Securities Act. We determined that the holder of the 2015 option was an "accredited investor" as defined in Regulation D promulgated under the Securities Act and such holder agreed that the 2015 option could not be sold in the absence of an effective registration statement or an exemption from registration. We did not engage in a general solicitation or advertising with respect to the conversion of this option and did not offer any securities to the general public in connection with such conversion.

Item 16.    Exhibits and Financial Statement Schedules

Exhibit Number		Description
1.1		Form of Underwriting Agreement
2.1	**
Second Amended Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code by and among General Maritime Corporation, Arlington Tankers Ltd., Arlington Tankers, LLC, Companion Ltd., Compatriot Ltd., Concept Ltd., Concord Ltd., Consul Ltd., Contest Ltd., GMR Administration Corp., General Maritime Investments LLC, General Maritime Management LLC, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, General Maritime Subsidiary NSF Corporation, General Product Carriers Corporation, GMR Agamemnon LLC, GMR Ajax LLC, GMR Alexandra LLC, GMR Argus LLC, GMR Atlas LLC, GMR Chartering LLC, GMR Concept LLC, GMR Concord LLC, GMR Constantine LLC, GMR Contest LLC, GMR Daphne LLC, GMR Defiance LLC, GMR Elektra LLC, GMR George T LLC, GMR GP LLC, GMR Gulf LLC, GMR Harriet G LLC, GMR Hercules LLC, GMR Hope LLC, GMR Horn LLC, GMR Kara G LLC, GMR Limited LLC, GMR Maniate LLC, GMR Minotaur LLC, GMR Orion LLC, GMR Phoenix LLC, GMR Poseidon LLC, GMR Princess LLC, GMR Progress LLC, GMR Revenge LLC, GMR Spartiate LLC, GMR Spyridon LLC, GMR St. Nikolas LLC, GMR Star LLC, GMR Strength LLC, GMR Trader LLC, GMR Trust LLC, GMR Ulysses LLC, GMR Zeus LLC, Victory Ltd. and Vision Ltd.
2.2	**
Agreement and Plan of Merger, dated as of February 24, 2015, by and among General Maritime Corporation, Gener8 Maritime Acquisition Inc., Navig8 Crude Tankers, Inc. and each of the Equityholders' Representatives named therein
3.1	**	Amended and Restated Articles of Incorporation of Gener8 Maritime, Inc.
3.2	**	Bylaws of Gener8 Maritime, Inc.
4.1	**	Specimen Common Stock Certificate
4.2	**	Warrant Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and Computershare Shareowner Services LLC
4.3	**	Global Warrant Certificate, dated May 17, 2012, held by The Depository Trust Company for the benefit of Cede & Co.
4.4	**	First Amended and Restated Warrant Instrument, made on February 24, 2015, by Navig8 Crude Tankers, Inc. and General Maritime Corporation in favor of Navig8 Limited
5.1	**	Opinion of Dennis J. Reeder, Esq. regarding the validity of the common stock being issued
8.1	**	Opinion of Kramer Levin Naftalis & Frankel LLP regarding U.S. tax matters
8.2	**	Opinion of Dennis J. Reeder, Esq. regarding Republic of Marshall Islands tax matters
10.1		Gener8 Maritime, Inc. 2012 Equity Incentive Plan, (as amended and restated, effective June 22, 2015)
10.2	**	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and John P. Tavlarios
10.3	**	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and Leonard J. Vrondissis

Exhibit Number		Description
10.4	**	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and Milton H. Gonzales
10.5	**	Stock Option Award Agreement pursuant to the General Maritime Corporation 2012 Equity Incentive Plan, dated May 17, 2012, by and among General Maritime Corporation and John P. Tavlarios
10.6	**	Stock Option Award Agreement pursuant to the General Maritime Corporation 2012 Equity Incentive Plan, dated May 17, 2012, by and among General Maritime Corporation and Leonard J. Vrondissis
10.7	**	Stock Option Award Agreement pursuant to the General Maritime Corporation 2012 Equity Incentive Plan, dated May 17, 2012, by and among General Maritime Corporation and Milton H. Gonzales
10.8	**	Shareholders' Agreement, dated as of May 7, 2015, by and among Gener8 Maritime, Inc. and the Shareholders named therein
10.9	**	Second Amended and Restated Registration Agreement, dated as of May 7, 2015, by and among Gener8 Maritime, Inc. and the Shareholders named therein
10.10	**	Equity Purchase Agreement, dated as of February 24, 2015, by and between General Maritime Corp., Navig8 Crude Tankers, Inc. and each of the Commitment Parties thereto, as amended
10.11	**	Form of Shareholder Support and Voting Agreement, dated as of February 24, 2015, by and among Navig8 Crude Tankers, Inc., General Maritime Corporation, and the Shareholders party thereto
10.12	**
Third Amended and Restated Credit Agreement, dated as of May 17, 2012, by and among General Maritime Corporation, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd., Various Lenders and Nordea Bank Finland PLC, New York Branch, as amended
10.13	**
Second Amended and Restated Pledge Agreement, dated as of May 17, 2012, by the Pledgors (as defined therein) to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.14	**
Amended and Restated Secondary Pledge Agreement, dated as of May 17, 2012, by the Pledgors (as defined therein) to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.15	**	Pari Passu Pledge Agreement, dated as of May 17, 2012, by the Pledgors (as defined therein) to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.16	**	Amendment and Reaffirmation Agreement, dated as of May 17, 2012, by the Subsidiary Guarantors (as defined therein) in favor of Nordea Bank Finland PLC, New York Branch
10.17	**
Intercreditor Agreement, dated as of May 17, 2012, by and among General Maritime Corporation, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, the Subsidiary Guarantors (as defined therein), Nordea Bank Finland PLC, New York Branch on behalf of the First Priority Creditors (as defined therein) and Nordea Bank Finland PLC, New York Branch on behalf of the Second Priority Obligations (as defined therein)

Exhibit Number		Description
10.18	**	Intercreditor Agreement, dated as of May 17, 2012, by and among General Maritime Corporation, General Maritime Subsidiary II Corporation, General Maritime Subsidiary Corporation, the Subsidiary Guarantors (as defined therein), Nordea Bank Finland PLC, New York Branch on behalf of the First Priority Creditors (as defined therein) and Nordea Bank Finland PLC, New York Branch on behalf of the Second Priority Obligations (as defined therein)
10.19	**	Charter Assignment, dated as of May 17, 2012, between GMR Harriet G LLC and Nordea Bank Finland PLC, New York Branch
10.20	**	Share Charge, dated as of May 17, 2012, by General Maritime Corporation in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Arlington Tankers Ltd.
10.21	**	Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Companion Ltd.
10.22	**	Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Compatriot Ltd.
10.23	**	Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd. in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Consul Ltd.
10.24	**	Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd. in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Victory Ltd.
10.25	**	Share Charge, dated as of May 17, 2012 by Arlington Tankers Ltd. in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Vision Ltd.
10.26	**
Second Amended and Restated Credit Agreement, dated as of May 17, 2012, by and among General Maritime Corporation, General Maritime Subsidiary Corporation, Arlington Tankers, Ltd., General Maritime Subsidiary II Corporation, Various Lenders and Nordea Bank Finland PLC, New York Branch, as amended
10.27	**
Amended and Restated Pledge Agreement, dated as of May 17, 2012, by the Pledgors (as defined therein) to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.28	**
Amended and Restated Parent Pledge Agreement, dated as of May 17, 2012, by General Maritime Corporation to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.29	**
Amended and Restated Secondary Pledge Agreement, dated as of May 17, 2012, by the Pledgors (as defined therein) to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.30	**	Pari Passu Pledge Agreement, dated as of May 17, 2012, by the Pledgors (as defined therein) to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.31	**
Amended and Restated Subsidiaries Guaranty, dated as of May 17, 2012, by the Guarantors (as defined therein) in favor of Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)

Exhibit Number		Description
10.32	**	Intercreditor Agreement, dated as of May 17, 2012, by and among General Maritime Corporation, General Maritime Subsidiary II Corporation, General Maritime Subsidiary Corporation, the Subsidiary Guarantors (as defined therein), Nordea Bank Finland PLC, New York Branch on behalf of the First Priority Creditors (as defined therein) and Nordea Bank Finland PLC, New York Branch on behalf of the Second Priority Obligations (as defined therein)
10.33	**
Intercreditor Agreement, dated as of May 17, 2012, by and among General Maritime Corporation, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, the Subsidiary Guarantors (as defined therein), Nordea Bank Finland PLC, New York Branch on behalf of the First Priority Creditors (as defined therein) and Nordea Bank Finland PLC, New York Branch on behalf of the Second Priority Obligations (as defined therein)
10.34	**	Secondary Share Charge, dated as of May 17, 2012, by General Maritime Corporation in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Arlington Tankers Ltd.
10.35	**	Secondary Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Companion Ltd.
10.36	**	Secondary Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Compatriot Ltd.
10.37	**	Secondary Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd. in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Consul Ltd.
10.38	**	Secondary Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd. in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Victory Ltd.
10.39	**	Secondary Share Charge, dated as of May 17, 2012 by Arlington Tankers Ltd. in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Vision Ltd.
10.40	**
Note and Guarantee Agreement, dated as of March 28, 2014, by and among General Maritime Corporation, VLCC Acquisition I Corporation, BlueMountain Strategic Credit Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Montenvers Master Fund SCA SICA V-SIF, BlueMountain Timberline Ltd., BlueMountain Kicking Horse Fund L.P., BlueMountain Long/Short Credit and Distressed Reflection Fund, a sub-fund of AAI BlueMountain Fund PLC and BlueMountain Credit Opportunities Master Fund I L.P., including Form of Note
10.41	**
Amendment No. 1 to the Note and Guarantee Agreement, dated as of May 13, 2014, by and among General Maritime Corporation, VLCC Acquisition I Corporation, BlueMountain Strategic Credit Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Montenvers Master Fund SCA SICA V-SIF, BlueMountain Timberline Ltd., BlueMountain Kicking Horse Fund L.P., BlueMountain Long/Short Credit and Distressed Reflection Fund, a sub-fund of AAI BlueMountain Fund PLC and BlueMountain Credit Opportunities Master Fund I L.P.

Exhibit Number		Description
10.42	**	Amendment No. 2 and Waiver to the Note and Guarantee Agreement, dated as of January 26, 2015, by and among General Maritime Corporation, VLCC Acquisition I Corporation, BlueMountain Strategic Credit Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Montenvers Master Fund SCA SICA V SIF, BlueMountain Timberline Ltd., BlueMountain Kicking Horse Fund L.P., BlueMountain Long/Short Credit and Distressed Reflection Fund, a sub fund of AAI BlueMountain Fund PLC and BlueMountain Credit Opportunities Master Fund I L.P.
10.43	**
Amendment No. 3 to the Note and Guarantee Agreement, dated as of April 30, 2015, by and among General Maritime Corporation, VLCC Acquisition I Corporation, BlueMountain Strategic Credit Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Montenvers Master Fund SCA SICA V SIF, BlueMountain Timberline Ltd., BlueMountain Kicking Horse Fund L.P., BlueMountain Long/Short Credit and Distressed Reflection Fund, a sub fund of AAI BlueMountain Fund PLC and BlueMountain Credit Opportunities Master Fund I L.P.
10.44	**
Master Agreement, dated as of March 18, 2014, by and among STI Glasgow Shipping Company Limited, STI Edinburgh Shipping Company Limited, STI Perth Shipping Company Limited, STI Dundee Shipping Company Limited, STI Newcastle Shipping Company Limited, STI Cavaliere Shipping Company Limited, STI Esles Shipping Company Limited, VLCC I Acquisition Corporation and Scorpio Tankers Inc., as amended
10.45	**	Deed of Guarantee, dated as of March 25, 2014, by and between VLCC Acquisition I Corporation and Scorpio Tankers, Inc.
10.46	**
Subsidiary Guarantee, dated as of May 13, 2014, by VLCC Acquisition I Corporation, STI Glasgow Shipping Company Limited, STI Edinburgh Shipping Company Limited, STI Perth Shipping Company Limited, STI Dundee Shipping Company Limited, STI Newcastle Shipping Company Limited, STI Cavaliere Shipping Company Limited and STI Esles Shipping Company Limited in favor of certain noteholders of General Maritime Corporation
10.47	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Cavaliere Shipping Company Limited, as amended
10.48	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Dundee Shipping Company Limited, as amended
10.49	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Edinburgh Shipping Company Limited, as amended
10.50	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Esles Shipping Company Limited, as amended
10.51	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Glasgow Shipping Company Limited, as amended

Exhibit Number		Description
10.52	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Newcastle Shipping Company Limited, as amended
10.53	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Perth Shipping Company Limited, as amended
10.54	**	Shipbuilding Contract, dated December 20, 2013 by and between STI Cavaliere Shipping Company Limited and Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S777
10.55	**	Shipbuilding Contract, dated December 13, 2013, by and between STI Dundee Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5407
10.56	**
Amendment No. 1, dated as of March 10, 2014, to that certain Shipbuilding Contract by and between STI Dundee Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5407
10.57	**	Shipbuilding Contract, dated December 13, 2013, by and between STI Edinburgh Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5405
10.58	**
Amendment No. 1, dated as of March 10, 2014, to that certain Shipbuilding Contract by and between STI Edinburgh Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5405
10.59	**	Shipbuilding Contract, dated December 20, 2013, by and between STI Esles Shipping Company Limited and Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S778
10.60	**	Shipbuilding Contract, dated December 13, 2013, by and between STI Glasgow Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5404
10.61	**
Amendment No. 1, dated as of March 10, 2014, to that certain Shipbuilding Contract by and between STI Glasgow Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5404
10.62	**	Shipbuilding Contract, dated December 13, 2013, by and between STI Newcastle Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5408
10.63	**
Amendment No. 1, dated as of March 10, 2014, to that certain Shipbuilding Contract by and between STI Newcastle Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5408
10.64	**	Shipbuilding Contract, dated December 13, 2013, by and between STI Perth Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5406
10.65	**
Amendment No. 1, dated as of March 10, 2014, to that certain Shipbuilding Contract by and between STI Perth Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5406

Exhibit Number		Description
10.66	**	Letter of Guarantee, dated as of December 23, 2013, by ABN AMRO Bank N.V. in favor of STI Cavaliere Shipping Company Limited
10.67	**	Advice of Amendment of Guarantee, dated as of March 13, 2014, by ABN AMRO Bank N.V. to STI Cavaliere Shipping Company Limited
10.68	**	Irrevocable Stand By Letter of Credit, dated as of December 17, 2013, in favor of STI Dundee Shipping Company Limited by The Export-Import Bank of Korea
10.69	**	Irrevocable Stand By Letter of Credit, dated as of December 17, 2013, in favor of STI Edinburgh Shipping Company Limited by The Export-Import Bank of Korea
10.70	**	Letter of Guarantee, dated as of December 23, 2013, by ABN AMRO Bank N.V. in favor of STI Esles Shipping Company Limited
10.71	**	Advice of Amendment of Guarantee, dated as of March 13, 2014, by ABN AMRO Bank N.V. to STI Esles Shipping Company Limited
10.72	**	Irrevocable Stand By Letter of Credit, dated as of December 17, 2013, in favor of STI Glasgow Shipping Company Limited by The Export-Import Bank of Korea
10.73	**	Irrevocable Stand By Letter of Credit, dated as of December 17, 2013, in favor of STI Newcastle Shipping Company Limited by The Export-Import Bank of Korea
10.74	**	Irrevocable Stand By Letter of Credit, dated as of December 17, 2013, in favor of STI Perth Shipping Company Limited by The Export-Import Bank of Korea
10.75	**	Shipbuilding Contract, dated as of December 12, 2013, by and between Navig8 Crude Tankers, Inc., and Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S768
10.76	**	Shipbuilding Contract, dated as of December 12, 2013, by and between Navig8 Crude Tankers, Inc., and Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S769
10.77	**	Shipbuilding Contract, dated as of December 12, 2013, by and between Navig8 Crude Tankers, Inc., and Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S770
10.78	**	Shipbuilding Contract, dated as of December 12, 2013, by and between Navig8 Crude Tankers, Inc., and Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S771
10.79	**
Shipbuilding Contract, dated as of December 17, 2013, by and between Navig8 Crude Tankers, Inc., and China Shipbuilding Trading Company Limited and Shanghai Waigaoqiao Shipbuilding Co., Ltd. with respect to Hull No. H1355
10.80	**
Shipbuilding Contract, dated as of December 17, 2013, by and between Navig8 Crude Tankers, Inc., and China Shipbuilding Trading Company Limited and Shanghai Waigaoqiao Shipbuilding Co., Ltd. with respect to Hull No. H1356
10.81	**
Shipbuilding Contract, dated as of December 17, 2013, by and between Navig8 Crude Tankers, Inc., and China Shipbuilding Trading Company Limited and Shanghai Waigaoqiao Shipbuilding Co., Ltd. with respect to Hull No. H1357

Exhibit Number		Description
10.82	**	Shipbuilding Contract, dated as of December 17, 2013, by and between Navig8 Crude Tankers, Inc., and China Shipbuilding Trading Company Limited and Shanghai Waigaoqiao Shipbuilding Co., Ltd. with respect to Hull No. H1358
10.83	**	Shipbuilding Contract, dated as of March 21, 2014, by and between Navig8 Crude Tankers, Inc., and Shanghai Waigaoqiao Shipbuilding Co., Ltd. with respect to Hull No. H1384
10.84	**	Shipbuilding Contract, dated as of March 21, 2014, by and between Navig8 Crude Tankers, Inc., and Shanghai Waigaoqiao Shipbuilding Co., Ltd. with respect to Hull No. H1385
10.85	**	Shipbuilding Contract, dated as of March 24, 2014, by and between Navig8 Crude Tankers, Inc., and Hyundai Heavy Industries Co., Ltd. with respect to Hull No. 2794
10.86	**	Shipbuilding Contract, dated as of March 24, 2014, by and between Navig8 Crude Tankers, Inc., and Hyundai Heavy Industries Co., Ltd. with respect to Hull No. 2795
10.87	**	Shipbuilding Contract, dated as of March 25, 2014, by and between Navig8 Crude Tankers, Inc., and HHIC-PHIL Inc. with respect to Hull No. NTP0137
10.88	**	Shipbuilding Contract, dated as of March 25, 2014, by and between Navig8 Crude Tankers, Inc., and HHIC-PHIL Inc. with respect to Hull No. NTP0138
10.89	**	Irrevocable Letter of Guarantee, dated as of December 16, 2013, in favor of Navig8 Crude Tankers, Inc. by Nonghyup Bank with respect to Hull No. S768
10.90	**	Irrevocable Letter of Guarantee, dated as of December 16, 2013, in favor of Navig8 Crude Tankers, Inc. by Nonghyup Bank with respect to Hull No. S769
10.91	**	Irrevocable Letter of Guarantee, dated as of December 16, 2013, in favor of Navig8 Crude Tankers, Inc. by Nonghyup Bank with respect to Hull No. S770
10.92	**	Irrevocable Letter of Guarantee, dated as of December 16, 2013, in favor of Navig8 Crude Tankers, Inc. by Nonghyup Bank with respect to Hull No. S771
10.93	**	Irrevocable Letter of Guarantee, dated as of March 26, 2014, in favor of Navig8 Crude Tankers, Inc. by Industrial Bank of Korea with respect to Hull No. 2794, as amended
10.94	**	Irrevocable Letter of Guarantee, dated as of March 26, 2014, in favor of Navig8 Crude Tankers, Inc. by Industrial Bank of Korea with respect to Hull No. 2795, as amended
10.95	**	Irrevocable Letter of Guarantee, dated as of December 27, 2013, in favor of Navig8 Crude Tankers, Inc. by China Citic Bank Corp., Ltd. with respect to Hull No. H1355
10.96	**	Letter of Guarantee, dated January 7, 2014, in favor of China Shipbuilding Trading Co., Ltd. by Navig8 Crude Tankers Inc. with respect to Hull No. H1355
10.97	**	Irrevocable Letter of Guarantee, dated as of December 27, 2013, in favor of Navig8 Crude Tankers, Inc. by China Citic Bank Corp., Ltd. with respect to Hull No. H1356
10.98	**	Letter of Guarantee, dated January 7, 2014, in favor of China Shipbuilding Trading Co., Ltd. by Navig8 Crude Tankers Inc. with respect to Hull No. H1356
10.99	**	Irrevocable Letter of Guarantee, dated as of December 27, 2013, in favor of Navig8 Crude Tankers, Inc. by China Citic Bank Corp., Ltd. with respect to Hull No. H1357

Exhibit Number		Description
10.100	**	Letter of Guarantee, dated January 7, 2014, in favor of China Shipbuilding Trading Co., Ltd. by Navig8 Crude Tankers Inc. with respect to Hull No. H1357
10.101	**	Irrevocable Letter of Guarantee, dated as of December 27, 2013, in favor of Navig8 Crude Tankers, Inc. by China Citic Bank Corp., Ltd. with respect to Hull No. H1358
10.102	**	Letter of Guarantee, dated January 7, 2014, in favor of China Shipbuilding Trading Co., Ltd. by Navig8 Crude Tankers Inc. with respect to Hull No. H1358
10.103	**
Irrevocable Letter of Guarantee, dated as of April 3, 2014, in favor of Navig8 Crude Tankers, Inc. by Industrial and Commercial Bank of China Limited, Shanghai Municipal Branch with respect to Hull No. H1384
10.104	**	Letter of Guarantee, dated April 23, 2014, in favor of Shanghai Waigaoqiao Shipbuilding Co., Ltd. by Navig8 Crude Tankers Inc. with respect to Hull No. H1384
10.105	**
Irrevocable Letter of Guarantee, dated as of April 3, 2014, in favor of Navig8 Crude Tankers, Inc. by Industrial and Commercial Bank of China Limited, Shanghai Municipal Branch with respect to Hull No. H1385
10.106	**	Letter of Guarantee, dated April 23, 2014, in favor of Shanghai Waigaoqiao Shipbuilding Co., Ltd. by Navig8 Crude Tankers Inc. with respect to Hull No. H1385
10.107	**	Irrevocable Letter of Guarantee, dated as of April 11, 2014, in favor of Navig8 Crude Tankers, Inc. by Korea Development Bank with respect to Hull No. NTP0137, as amended
10.108	**	Letter of Guarantee, dated March 25, 2014, in favor of HHIC-PHIL by Navig8 Crude Tankers Inc. with respect to Hull No. NTP0137
10.109	**	Irrevocable Letter of Guarantee, dated as of April 13, 2014, in favor of Navig8 Crude Tankers, Inc. by Korea Development Bank with respect to Hull No. NTP0138, as amended
10.110	**	Letter of Guarantee, dated March 25, 2014, in favor of HHIC-PHIL by Navig8 Crude Tankers Inc. with respect to Hull No. NTP0138
10.111	**	Corporate Administration Agreement, dated as of December 17, 2013, by and between Navig8 Crude Tankers Inc. and Navig8 Asia Pte Ltd, as amended
10.112	**	Project Structuring Agreement, dated as of December 17, 2013, by and between Navig8 Limited and Navig8 DMCC
10.113	**	Letter Agreement, dated as of December 17, 2013, by Navig8 Limited for the benefit of Navig8 Crude Tankers Inc.
10.114	**
Agreement for Plan Approval and Construction Supervision, dated as of December 17, 2013, by and between Navig8 Crude Tankers Inc. and Navig8 Shipmanagement Pte Ltd with respect to Hull Nos. S768, S769, S770 and S771, as amended to include Hull Nos. 2794 and 2795
10.115	**
Agreement for Plan Approval and Construction Supervision, dated as of December 17, 2013, by and between Navig8 Crude Tankers Inc. and Navig8 Shipmanagement Pte Ltd with respect to Hull Nos. H1355, H1356, H1357 and H1358, as amended to include Hull Nos. H1384 and H1385
10.116	**
Agreement for Plan Approval and Construction Supervision, dated of March 25, 2014, by and between Navig8 Crude Tankers Inc. and Navig8 Shipmanagement Pte Ltd with respect to Hull Nos. NTP0137 and NTP0138

Exhibit Number		Description
10.117	**	Agency Agreement, dated as of November 30, 2012, by and between Unique Tankers LLC and Unipec UK Company Limited
10.118	**	Option Letter Agreement, dated as of November 30, 2012, by and between General Maritime Management LLC and Unipec UK Company Limited
10.119	**	Exclusivity Letter Agreement, dated as of November 30, 2012, by and between General Maritime Management LLC and Unipec UK Company Limited
10.120	**	Pool Participation Agreement, dated as of December 3, 2012, by and between Unique Tankers LLC and General Maritime Corporation
10.121	**	Variation Agreement, dated as of November 7, 2014, by and among Unipec UK Company Limited, General Maritime Management LLC and Unique Tankers LLC
10.122	**	Variation Agreement, dated as of March 18, 2015, by and between VLCC Acquisition I Corporation and Scorpio Tankers Inc.
10.123	**	Variation Agreement, dated as of March 19, 2015, by and between General Maritime Management LLC and Unique Tankers LLC
10.124	**	Pool Participation Agreement, dated as of June 11, 2015, by and between VL8 Pool Inc. and Genmar Atlas LLC with respect to the "Genmar Atlas" (to be renamed "Gener8 Atlas")
10.125	**	BIMCO Standard Ship Management Agreement, dated as of December 17, 2013, by and between Navig8 Crude Tankers 1 Inc. and Navig8 Shipmanagement Pte Ltd with respect to Hull No. S768, as amended
10.126	**	Disclosure Letter Agreement, dated as of April 13, 2015, by and among General Maritime Corporation, Navig8 Crude Tankers Inc., VL8 Pool Inc., VL8 Management Inc. and Navig8 Shipmanagement Pte Ltd
10.127	**	Subscription Agreement, dated as of March 21, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and BlackRock Corporate High Yield Fund VI
10.128	**	Credit Agreement, dated as of June 11, 2013, by and between General Maritime Corporation and Wells Fargo Bank, National Association
10.129	**
Senior Promissory Note, dated as of April 11, 2013, entered into by General Maritime Corporation, General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation for the benefit of OCM Marine Holdings TP, L.P.
10.130	**	Stock Option Grant Agreement, dated as of July 8, 2014, by and between Navig8 Crude Tankers Inc. and L. Spencer Wells
10.131	**	Indemnification Agreement, dated as of July 16, 2014, by and between Nicolas Busch and Navig8 Crude Tankers Inc.
10.132	**	Indemnification Agreement, dated as of July 16, 2014, by and between Dan Ilany and Navig8 Crude Tankers Inc.
10.133	**	Indemnification Agreement, dated as of July 16, 2014, by and between Roger Schmitz and Navig8 Crude Tankers Inc.
10.134	**	Subscription Agreement, dated as of June 19, 2012, by and between General Maritime Corporation and Houlihan Lokey Capital, Inc.

Exhibit Number		Description
10.135	**	Subscription Agreement, dated as of June 28, 2013, by and between General Maritime Corporation and OCM Marine Holdings TP, L.P.
10.136	**	Subscription Agreement, dated as of July 3, 2013, by and between General Maritime Corporation and OCM Marine Holdings TP, L.P.
10.137	**	Subscription Agreement, dated as of August 22, 2013, by and between General Maritime Corporation and Houlihan Lokey Capital, Inc.
10.138	**	Subscription Agreement, dated as of August 21, 2013, by and between General Maritime Corporation and J. Goldman Master Fund, L.P.
10.139	**
Common Stock Subscription Agreement, dated as of November 1, 2012, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P., BlueMountain Credit Alternatives Master Fund L.P., BlueMountain Long/Short Credit Master Fund L.P., BlueMountain Kicking Horse Fund L.P., BlueMountain Credit Opportunities Master Fund I L.P., BlueMountain Timberline Ltd., BlueMountain Long/Short Credit and Distressed Reflection Fund p.l.c., BlueMountain Long Short Grassmoor Fund Ltd. and BlueMountain Distressed Master Fund L.P.
10.140	**
Amended and Restated Common Stock Subscription Agreement, dated as of December 12, 2013, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P., Aurora Resurgence Fund II LP and certain other shareholders of General Maritime Corporation
10.141	**	Subscription Agreement, dated as of March 21, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and ARF II Maritime Holdings LLC
10.142	**	Subscription Agreement, dated as of March 21, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and Twin Haven Special Opportunities Fund IV, L.P.
10.143	**	Subscription Agreement, dated as of March 21, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and BlackRock Funds II, BlackRock High Yield Bond Portfolio
10.144	**	Subscription Agreement, dated as of March 21, 2014, by and among General Maritime Corporation and OCM Marine Holdings TP, L.P.
10.145	**	Subscription Agreement, dated as of March 21, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and BlueMountain Credit Opportunities Master Fund I L.P.
10.146	**	Subscription Agreement, dated as of May 21, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and Houlihan Lokey Capital, Inc.
10.147	**	Subscription Agreement, dated as of June 25, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and ARF II Maritime Equity Partners L.P.
10.148	**	Subscription Agreement, dated as of June 25, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and ARF II Maritime Equity Co-Investors LLC
10.149	**	Letter of Intent, dated as of May 6, 2015, by and between Korea Trade Insurance Corporation and Citibank NA, London Branch

Exhibit Number		Description
10.150	**	Letter of Interest, dated as of May 4, 2015, by and between The Export-Import Bank of Korea and Gener8 Maritime, Inc.
10.151	**	Letter of Interest for Buyer's Credit Insurance, dated as of May 8, 2015, by and between China Export & Credit Insurance Corporation and Citibank NA
10.152	**	Pool Participation Agreement, dated as of June 11, 2015, by and between V8 Pool Inc. and GMR Argus LLC with respect to the "Genmar Argus" (to be renamed "Gener8 Argus")
10.153	**	Pool Participation Agreement, dated as of June 11, 2015, by and between V8 Pool Inc. and GMR Strength LLC with respect to the "Genmar Strength" (to be renamed "Gener8 Pericles")
10.154	**
Commitment Letter, dated as of June 12, 2015, by and among Nordea Bank Finland plc, New York Branch, Citibank, N.A., DNB Markets, Inc., DNB Capital LLC, DVB Bank SE, Skandinaviska Enskilda Banken AB (publ) and Gener8 Maritime, Inc.
10.155	**	Variation Agreement, dated as of June 12, 2015, by and between VLCC Acquisition I Corporation and Scorpio Tankers Inc.
10.156	**	Disclosure Letter Agreement, dated June 12, 2015, by and among Gener8 Maritime, Inc., Navig8 Limited, VL8 Pool Inc., V8 Pool Inc., VL8 Management Inc. and Navig8 Asia Pte Ltd
10.157		Employment Agreement, dated as of June 22, 2012, by and between Gener8 Maritime, Inc. and Peter C. Georgiopoulos
10.158		Employment Agreement, dated as of June 22, 2012, by and between Gener8 Maritime, Inc. and Sean Bradley
10.159		Amendment to the Employment Agreement, dated as of June 22, 2012, by and between Gener8 Maritime Corporation and Leonard J. Vrondissis
10.160		Amendment to the Employment Agreement, dated as of June 22, 2012, by and between Gener8 Maritime Corporation and John P. Tavlarios
10.161		Amendment to the Employment Agreement, dated as of June 22, 2012, by and between Gener8 Maritime Corporation and Milton H. Gonzales
10.162		Form of Restricted Stock Unit Agreement Pursuant to the Gener8 Maritime, Inc. 2012 Equity Incentive Plan
21.1		Subsidiaries of Gener8 Maritime, Inc.
23.1	**	Consent of Kramer Levin Naftalis & Frankel LLP (included in its opinion filed as Exhibit 8.1)
23.2	**	Consent of Drewry Shipping Consultants Limited
23.3	**	Consent of Deloitte & Touche LLP
23.4	**	Consent of Dennis J. Reeder, Esq. (included in his opinions filed as Exhibits 5.1 and 8.2)
24.1	**	Powers of Attorney (contained in the signature page to this registration statement)

**
Previously filed

Item 17.    Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of June, 2015.

Gener8 Maritime, Inc.
By:	/s/ LEONARD J. VRONDISSIS
	Name:	Leonard J. Vrondissis
	Title:	Chief Financial Officer and Executive Vice President

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 22, 2015 in the capacities indicated.

Signature		Title

* Peter C. Georgiopoulos		Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ LEONARD J. VRONDISSIS Leonard J. Vrondissis		Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)
* Ethan Auerbach		Director
* Nicolas Busch		Director
* Dan Ilany		Director
* Adam Pierce		Director
* Roger Schmitz		Director
* Steven D. Smith		Director
*
The undersigned by signing his name hereto does sign and execute this registration statement on Form S-1 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.
By	/s/ LEONARD J. VRONDISSIS
Leonard J. Vrondissis

 EXHIBIT INDEX

Exhibit Number		Description
1.1		Form of Underwriting Agreement
2.1	**
Second Amended Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code by and among General Maritime Corporation, Arlington Tankers Ltd., Arlington Tankers, LLC, Companion Ltd., Compatriot Ltd., Concept Ltd., Concord Ltd., Consul Ltd., Contest Ltd., GMR Administration Corp., General Maritime Investments LLC, General Maritime Management LLC, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, General Maritime Subsidiary NSF Corporation, General Product Carriers Corporation, GMR Agamemnon LLC, GMR Ajax LLC, GMR Alexandra LLC, GMR Argus LLC, GMR Atlas LLC, GMR Chartering LLC, GMR Concept LLC, GMR Concord LLC, GMR Constantine LLC, GMR Contest LLC, GMR Daphne LLC, GMR Defiance LLC, GMR Elektra LLC, GMR George T LLC, GMR GP LLC, GMR Gulf LLC, GMR Harriet G LLC, GMR Hercules LLC, GMR Hope LLC, GMR Horn LLC, GMR Kara G LLC, GMR Limited LLC, GMR Maniate LLC, GMR Minotaur LLC, GMR Orion LLC, GMR Phoenix LLC, GMR Poseidon LLC, GMR Princess LLC, GMR Progress LLC, GMR Revenge LLC, GMR Spartiate LLC, GMR Spyridon LLC, GMR St. Nikolas LLC, GMR Star LLC, GMR Strength LLC, GMR Trader LLC, GMR Trust LLC, GMR Ulysses LLC, GMR Zeus LLC, Victory Ltd. and Vision Ltd.
2.2	**
Agreement and Plan of Merger, dated as of February 24, 2015, by and among General Maritime Corporation, Gener8 Maritime Acquisition Inc., Navig8 Crude Tankers, Inc. and each of the Equityholders' Representatives named therein
3.1	**	Amended and Restated Articles of Incorporation of Gener8 Maritime, Inc.
3.2	**	Bylaws of Gener8 Maritime, Inc.
4.1	**	Specimen Common Stock Certificate
4.2	**	Warrant Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and Computershare Shareowner Services LLC
4.3	**	Global Warrant Certificate, dated May 17, 2012, held by The Depository Trust Company for the benefit of Cede & Co.
4.4	**	First Amended and Restated Warrant Instrument, made on February 24, 2015, by Navig8 Crude Tankers, Inc. and General Maritime Corporation in favor of Navig8 Limited
5.1	**	Opinion of Dennis J. Reeder, Esq. regarding the validity of the common stock being issued
8.1	**	Opinion of Kramer Levin Naftalis & Frankel LLP regarding U.S. tax matters
8.2	**	Opinion of Dennis J. Reeder, Esq. regarding Republic of Marshall Islands tax matters
10.1		Gener8 Maritime, Inc. 2012 Equity Incentive Plan, (as amended and restated, effective June 22, 2015)
10.2	**	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and John P. Tavlarios
10.3	**	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and Leonard J. Vrondissis
10.4	**	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and Milton H. Gonzales

Exhibit Number		Description
10.5	**	Stock Option Award Agreement pursuant to the General Maritime Corporation 2012 Equity Incentive Plan, dated May 17, 2012, by and among General Maritime Corporation and John P. Tavlarios
10.6	**	Stock Option Award Agreement pursuant to the General Maritime Corporation 2012 Equity Incentive Plan, dated May 17, 2012, by and among General Maritime Corporation and Leonard J. Vrondissis
10.7	**	Stock Option Award Agreement pursuant to the General Maritime Corporation 2012 Equity Incentive Plan, dated May 17, 2012, by and among General Maritime Corporation and Milton H. Gonzales
10.8	**	Shareholders' Agreement, dated as of May 7, 2015, by and among Gener8 Maritime, Inc. and the Shareholders named therein
10.9	**	Second Amended and Restated Registration Agreement, dated as of May 7, 2015, by and among Gener8 Maritime, Inc. and the Shareholders named therein
10.10	**	Equity Purchase Agreement, dated as of February 24, 2015, by and between General Maritime Corp., Navig8 Crude Tankers, Inc. and each of the Commitment Parties thereto, as amended
10.11	**	Form of Shareholder Support and Voting Agreement, dated as of February 24, 2015, by and among Navig8 Crude Tankers, Inc., General Maritime Corporation, and the Shareholders party thereto
10.12	**
Third Amended and Restated Credit Agreement, dated as of May 17, 2012, by and among General Maritime Corporation, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd., Various Lenders and Nordea Bank Finland PLC, New York Branch, as amended
10.13	**
Second Amended and Restated Pledge Agreement, dated as of May 17, 2012, by the Pledgors (as defined therein) to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.14	**
Amended and Restated Secondary Pledge Agreement, dated as of May 17, 2012, by the Pledgors (as defined therein) to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.15	**	Pari Passu Pledge Agreement, dated as of May 17, 2012, by the Pledgors (as defined therein) to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.16	**	Amendment and Reaffirmation Agreement, dated as of May 17, 2012, by the Subsidiary Guarantors (as defined therein) in favor of Nordea Bank Finland PLC, New York Branch
10.17	**
Intercreditor Agreement, dated as of May 17, 2012, by and among General Maritime Corporation, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, the Subsidiary Guarantors (as defined therein), Nordea Bank Finland PLC, New York Branch on behalf of the First Priority Creditors (as defined therein) and Nordea Bank Finland PLC, New York Branch on behalf of the Second Priority Obligations (as defined therein)
10.18	**
Intercreditor Agreement, dated as of May 17, 2012, by and among General Maritime Corporation, General Maritime Subsidiary II Corporation, General Maritime Subsidiary Corporation, the Subsidiary Guarantors (as defined therein), Nordea Bank Finland PLC, New York Branch on behalf of the First Priority Creditors (as defined therein) and Nordea Bank Finland PLC, New York Branch on behalf of the Second Priority Obligations (as defined therein)

Exhibit Number		Description
10.19	**	Charter Assignment, dated as of May 17, 2012, between GMR Harriet G LLC and Nordea Bank Finland PLC, New York Branch
10.20	**	Share Charge, dated as of May 17, 2012, by General Maritime Corporation in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Arlington Tankers Ltd.
10.21	**	Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Companion Ltd.
10.22	**	Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Compatriot Ltd.
10.23	**	Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd. in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Consul Ltd.
10.24	**	Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd. in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Victory Ltd.
10.25	**	Share Charge, dated as of May 17, 2012 by Arlington Tankers Ltd. in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Vision Ltd.
10.26	**
Second Amended and Restated Credit Agreement, dated as of May 17, 2012, by and among General Maritime Corporation, General Maritime Subsidiary Corporation, Arlington Tankers, Ltd., General Maritime Subsidiary II Corporation, Various Lenders and Nordea Bank Finland PLC, New York Branch, as amended
10.27	**
Amended and Restated Pledge Agreement, dated as of May 17, 2012, by the Pledgors (as defined therein) to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.28	**
Amended and Restated Parent Pledge Agreement, dated as of May 17, 2012, by General Maritime Corporation to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.29	**
Amended and Restated Secondary Pledge Agreement, dated as of May 17, 2012, by the Pledgors (as defined therein) to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.30	**	Pari Passu Pledge Agreement, dated as of May 17, 2012, by the Pledgors (as defined therein) to Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.31	**
Amended and Restated Subsidiaries Guaranty, dated as of May 17, 2012, by the Guarantors (as defined therein) in favor of Nordea Bank Finland PLC, New York Branch for the benefit of the Secured Creditors (as defined therein)
10.32	**
Intercreditor Agreement, dated as of May 17, 2012, by and among General Maritime Corporation, General Maritime Subsidiary II Corporation, General Maritime Subsidiary Corporation, the Subsidiary Guarantors (as defined therein), Nordea Bank Finland PLC, New York Branch on behalf of the First Priority Creditors (as defined therein) and Nordea Bank Finland PLC, New York Branch on behalf of the Second Priority Obligations (as defined therein)

Exhibit Number		Description
10.33	**	Intercreditor Agreement, dated as of May 17, 2012, by and among General Maritime Corporation, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, the Subsidiary Guarantors (as defined therein), Nordea Bank Finland PLC, New York Branch on behalf of the First Priority Creditors (as defined therein) and Nordea Bank Finland PLC, New York Branch on behalf of the Second Priority Obligations (as defined therein)
10.34	**	Secondary Share Charge, dated as of May 17, 2012, by General Maritime Corporation in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Arlington Tankers Ltd.
10.35	**	Secondary Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Companion Ltd.
10.36	**	Secondary Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Compatriot Ltd.
10.37	**	Secondary Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd. in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Consul Ltd.
10.38	**	Secondary Share Charge, dated as of May 17, 2012, by Arlington Tankers Ltd. in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Victory Ltd.
10.39	**	Secondary Share Charge, dated as of May 17, 2012 by Arlington Tankers Ltd. in favour of Nordea Bank Finland PLC, New York Branch in respect of the shares of Vision Ltd.
10.40	**
Note and Guarantee Agreement, dated as of March 28, 2014, by and among General Maritime Corporation, VLCC Acquisition I Corporation, BlueMountain Strategic Credit Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Montenvers Master Fund SCA SICA V-SIF, BlueMountain Timberline Ltd., BlueMountain Kicking Horse Fund L.P., BlueMountain Long/Short Credit and Distressed Reflection Fund, a sub-fund of AAI BlueMountain Fund PLC and BlueMountain Credit Opportunities Master Fund I L.P., including Form of Note
10.41	**
Amendment No. 1 to the Note and Guarantee Agreement, dated as of May 13, 2014, by and among General Maritime Corporation, VLCC Acquisition I Corporation, BlueMountain Strategic Credit Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Montenvers Master Fund SCA SICA V-SIF, BlueMountain Timberline Ltd., BlueMountain Kicking Horse Fund L.P., BlueMountain Long/Short Credit and Distressed Reflection Fund, a sub-fund of AAI BlueMountain Fund PLC and BlueMountain Credit Opportunities Master Fund I L.P.
10.42	**
Amendment No. 2 and Waiver to the Note and Guarantee Agreement, dated as of January 26, 2015, by and among General Maritime Corporation, VLCC Acquisition I Corporation, BlueMountain Strategic Credit Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Montenvers Master Fund SCA SICA V SIF, BlueMountain Timberline Ltd., BlueMountain Kicking Horse Fund L.P., BlueMountain Long/Short Credit and Distressed Reflection Fund, a sub fund of AAI BlueMountain Fund PLC and BlueMountain Credit Opportunities Master Fund I L.P.
10.43	**
Amendment No. 3 to the Note and Guarantee Agreement, dated as of April 30, 2015, by and among General Maritime Corporation, VLCC Acquisition I Corporation, BlueMountain Strategic Credit Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Montenvers Master Fund SCA SICA V SIF, BlueMountain Timberline Ltd., BlueMountain Kicking Horse Fund L.P., BlueMountain Long/Short Credit and Distressed Reflection Fund, a sub fund of AAI BlueMountain Fund PLC and BlueMountain Credit Opportunities Master Fund I L.P.

Exhibit Number		Description
10.44	**	Master Agreement, dated as of March 18, 2014, by and among STI Glasgow Shipping Company Limited, STI Edinburgh Shipping Company Limited, STI Perth Shipping Company Limited, STI Dundee Shipping Company Limited, STI Newcastle Shipping Company Limited, STI Cavaliere Shipping Company Limited, STI Esles Shipping Company Limited, VLCC I Acquisition Corporation and Scorpio Tankers Inc., as amended
10.45	**	Deed of Guarantee, dated as of March 25, 2014, by and between VLCC Acquisition I Corporation and Scorpio Tankers, Inc.
10.46	**
Subsidiary Guarantee, dated as of May 13, 2014, by VLCC Acquisition I Corporation, STI Glasgow Shipping Company Limited, STI Edinburgh Shipping Company Limited, STI Perth Shipping Company Limited, STI Dundee Shipping Company Limited, STI Newcastle Shipping Company Limited, STI Cavaliere Shipping Company Limited and STI Esles Shipping Company Limited in favor of certain noteholders of General Maritime Corporation
10.47	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Cavaliere Shipping Company Limited, as amended
10.48	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Dundee Shipping Company Limited, as amended
10.49	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Edinburgh Shipping Company Limited, as amended
10.50	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Esles Shipping Company Limited, as amended
10.51	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Glasgow Shipping Company Limited, as amended
10.52	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Newcastle Shipping Company Limited, as amended
10.53	**	Share Purchase Agreement, dated as of March 21, 2014, by and between Scorpio Tankers Inc. and VLCC Acquisition I Corporation with respect to STI Perth Shipping Company Limited, as amended
10.54	**	Shipbuilding Contract, dated December 20, 2013 by and between STI Cavaliere Shipping Company Limited and Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S777
10.55	**	Shipbuilding Contract, dated December 13, 2013, by and between STI Dundee Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5407
10.56	**
Amendment No. 1, dated as of March 10, 2014, to that certain Shipbuilding Contract by and between STI Dundee Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5407

Exhibit Number		Description
10.57	**	Shipbuilding Contract, dated December 13, 2013, by and between STI Edinburgh Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5405
10.58	**
Amendment No. 1, dated as of March 10, 2014, to that certain Shipbuilding Contract by and between STI Edinburgh Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5405
10.59	**	Shipbuilding Contract, dated December 20, 2013, by and between STI Esles Shipping Company Limited and Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S778
10.60	**	Shipbuilding Contract, dated December 13, 2013, by and between STI Glasgow Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5404
10.61	**
Amendment No. 1, dated as of March 10, 2014, to that certain Shipbuilding Contract by and between STI Glasgow Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5404
10.62	**	Shipbuilding Contract, dated December 13, 2013, by and between STI Newcastle Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5408
10.63	**
Amendment No. 1, dated as of March 10, 2014, to that certain Shipbuilding Contract by and between STI Newcastle Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5408
10.64	**	Shipbuilding Contract, dated December 13, 2013, by and between STI Perth Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5406
10.65	**
Amendment No. 1, dated as of March 10, 2014, to that certain Shipbuilding Contract by and between STI Perth Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5406
10.66	**	Letter of Guarantee, dated as of December 23, 2013, by ABN AMRO Bank N.V. in favor of STI Cavaliere Shipping Company Limited
10.67	**	Advice of Amendment of Guarantee, dated as of March 13, 2014, by ABN AMRO Bank N.V. to STI Cavaliere Shipping Company Limited
10.68	**	Irrevocable Stand By Letter of Credit, dated as of December 17, 2013, in favor of STI Dundee Shipping Company Limited by The Export-Import Bank of Korea
10.69	**	Irrevocable Stand By Letter of Credit, dated as of December 17, 2013, in favor of STI Edinburgh Shipping Company Limited by The Export-Import Bank of Korea
10.70	**	Letter of Guarantee, dated as of December 23, 2013, by ABN AMRO Bank N.V. in favor of STI Esles Shipping Company Limited
10.71	**	Advice of Amendment of Guarantee, dated as of March 13, 2014, by ABN AMRO Bank N.V. to STI Esles Shipping Company Limited
10.72	**	Irrevocable Stand By Letter of Credit, dated as of December 17, 2013, in favor of STI Glasgow Shipping Company Limited by The Export-Import Bank of Korea
10.73	**	Irrevocable Stand By Letter of Credit, dated as of December 17, 2013, in favor of STI Newcastle Shipping Company Limited by The Export-Import Bank of Korea

Exhibit Number		Description
10.74	**	Irrevocable Stand By Letter of Credit, dated as of December 17, 2013, in favor of STI Perth Shipping Company Limited by The Export-Import Bank of Korea
10.75	**	Shipbuilding Contract, dated as of December 12, 2013, by and between Navig8 Crude Tankers, Inc., and Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S768
10.76	**	Shipbuilding Contract, dated as of December 12, 2013, by and between Navig8 Crude Tankers, Inc., and Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S769
10.77	**	Shipbuilding Contract, dated as of December 12, 2013, by and between Navig8 Crude Tankers, Inc., and Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S770
10.78	**	Shipbuilding Contract, dated as of December 12, 2013, by and between Navig8 Crude Tankers, Inc., and Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S771
10.79	**
Shipbuilding Contract, dated as of December 17, 2013, by and between Navig8 Crude Tankers, Inc., and China Shipbuilding Trading Company Limited and Shanghai Waigaoqiao Shipbuilding Co., Ltd. with respect to Hull No. H1355
10.80	**
Shipbuilding Contract, dated as of December 17, 2013, by and between Navig8 Crude Tankers, Inc., and China Shipbuilding Trading Company Limited and Shanghai Waigaoqiao Shipbuilding Co., Ltd. with respect to Hull No. H1356
10.81	**
Shipbuilding Contract, dated as of December 17, 2013, by and between Navig8 Crude Tankers, Inc., and China Shipbuilding Trading Company Limited and Shanghai Waigaoqiao Shipbuilding Co., Ltd. with respect to Hull No. H1357
10.82	**
Shipbuilding Contract, dated as of December 17, 2013, by and between Navig8 Crude Tankers, Inc., and China Shipbuilding Trading Company Limited and Shanghai Waigaoqiao Shipbuilding Co., Ltd. with respect to Hull No. H1358
10.83	**	Shipbuilding Contract, dated as of March 21, 2014, by and between Navig8 Crude Tankers, Inc., and Shanghai Waigaoqiao Shipbuilding Co., Ltd. with respect to Hull No. H1384
10.84	**	Shipbuilding Contract, dated as of March 21, 2014, by and between Navig8 Crude Tankers, Inc., and Shanghai Waigaoqiao Shipbuilding Co., Ltd. with respect to Hull No. H1385
10.85	**	Shipbuilding Contract, dated as of March 24, 2014, by and between Navig8 Crude Tankers, Inc., and Hyundai Heavy Industries Co., Ltd. with respect to Hull No. 2794
10.86	**	Shipbuilding Contract, dated as of March 24, 2014, by and between Navig8 Crude Tankers, Inc., and Hyundai Heavy Industries Co., Ltd. with respect to Hull No. 2795
10.87	**	Shipbuilding Contract, dated as of March 25, 2014, by and between Navig8 Crude Tankers, Inc., and HHIC-PHIL Inc. with respect to Hull No. NTP0137
10.88	**	Shipbuilding Contract, dated as of March 25, 2014, by and between Navig8 Crude Tankers, Inc., and HHIC-PHIL Inc. with respect to Hull No. NTP0138
10.89	**	Irrevocable Letter of Guarantee, dated as of December 16, 2013, in favor of Navig8 Crude Tankers, Inc. by Nonghyup Bank with respect to Hull No. S768
10.90	**	Irrevocable Letter of Guarantee, dated as of December 16, 2013, in favor of Navig8 Crude Tankers, Inc. by Nonghyup Bank with respect to Hull No. S769

Exhibit Number		Description
10.91	**	Irrevocable Letter of Guarantee, dated as of December 16, 2013, in favor of Navig8 Crude Tankers, Inc. by Nonghyup Bank with respect to Hull No. S770
10.92	**	Irrevocable Letter of Guarantee, dated as of December 16, 2013, in favor of Navig8 Crude Tankers, Inc. by Nonghyup Bank with respect to Hull No. S771
10.93	**	Irrevocable Letter of Guarantee, dated as of March 26, 2014, in favor of Navig8 Crude Tankers, Inc. by Industrial Bank of Korea with respect to Hull No. 2794, as amended
10.94	**	Irrevocable Letter of Guarantee, dated as of March 26, 2014, in favor of Navig8 Crude Tankers, Inc. by Industrial Bank of Korea with respect to Hull No. 2795, as amended
10.95	**	Irrevocable Letter of Guarantee, dated as of December 27, 2013, in favor of Navig8 Crude Tankers, Inc. by China Citic Bank Corp., Ltd. with respect to Hull No. H1355
10.96	**	Letter of Guarantee, dated January 7, 2014, in favor of China Shipbuilding Trading Co., Ltd. by Navig8 Crude Tankers Inc. with respect to Hull No. H1355
10.97	**	Irrevocable Letter of Guarantee, dated as of December 27, 2013, in favor of Navig8 Crude Tankers, Inc. by China Citic Bank Corp., Ltd. with respect to Hull No. H1356
10.98	**	Letter of Guarantee, dated January 7, 2014, in favor of China Shipbuilding Trading Co., Ltd. by Navig8 Crude Tankers Inc. with respect to Hull No. H1356
10.99	**	Irrevocable Letter of Guarantee, dated as of December 27, 2013, in favor of Navig8 Crude Tankers, Inc. by China Citic Bank Corp., Ltd. with respect to Hull No. H1357
10.100	**	Letter of Guarantee, dated January 7, 2014, in favor of China Shipbuilding Trading Co., Ltd. by Navig8 Crude Tankers Inc. with respect to Hull No. H1357
10.101	**	Irrevocable Letter of Guarantee, dated as of December 27, 2013, in favor of Navig8 Crude Tankers, Inc. by China Citic Bank Corp., Ltd. with respect to Hull No. H1358
10.102	**	Letter of Guarantee, dated January 7, 2014, in favor of China Shipbuilding Trading Co., Ltd. by Navig8 Crude Tankers Inc. with respect to Hull No. H1358
10.103	**
Irrevocable Letter of Guarantee, dated as of April 3, 2014, in favor of Navig8 Crude Tankers, Inc. by Industrial and Commercial Bank of China Limited, Shanghai Municipal Branch with respect to Hull No. H1384
10.104	**	Letter of Guarantee, dated April 23, 2014, in favor of Shanghai Waigaoqiao Shipbuilding Co., Ltd. by Navig8 Crude Tankers Inc. with respect to Hull No. H1384
10.105	**
Irrevocable Letter of Guarantee, dated as of April 3, 2014, in favor of Navig8 Crude Tankers, Inc. by Industrial and Commercial Bank of China Limited, Shanghai Municipal Branch with respect to Hull No. H1385
10.106	**	Letter of Guarantee, dated April 23, 2014, in favor of Shanghai Waigaoqiao Shipbuilding Co., Ltd. by Navig8 Crude Tankers Inc. with respect to Hull No. H1385
10.107	**	Irrevocable Letter of Guarantee, dated as of April 11, 2014, in favor of Navig8 Crude Tankers, Inc. by Korea Development Bank with respect to Hull No. NTP0137, as amended
10.108	**	Letter of Guarantee, dated March 25, 2014, in favor of HHIC-PHIL by Navig8 Crude Tankers Inc. with respect to Hull No. NTP0137
10.109	**	Irrevocable Letter of Guarantee, dated as of April 13, 2014, in favor of Navig8 Crude Tankers, Inc. by Korea Development Bank with respect to Hull No. NTP0138, as amended
10.110	**	Letter of Guarantee, dated March 25, 2014, in favor of HHIC-PHIL by Navig8 Crude Tankers Inc. with respect to Hull No. NTP0138

Exhibit Number		Description
10.111	**	Corporate Administration Agreement, dated as of December 17, 2013, by and between Navig8 Crude Tankers Inc. and Navig8 Asia Pte Ltd, as amended
10.112	**	Project Structuring Agreement, dated as of December 17, 2013, by and between Navig8 Limited and Navig8 DMCC
10.113	**	Letter Agreement, dated as of December 17, 2013, by Navig8 Limited for the benefit of Navig8 Crude Tankers Inc.
10.114	**
Agreement for Plan Approval and Construction Supervision, dated as of December 17, 2013, by and between Navig8 Crude Tankers Inc. and Navig8 Shipmanagement Pte Ltd with respect to Hull Nos. S768, S769, S770 and S771, as amended to include Hull Nos. 2794 and 2795
10.115	**
Agreement for Plan Approval and Construction Supervision, dated as of December 17, 2013, by and between Navig8 Crude Tankers Inc. and Navig8 Shipmanagement Pte Ltd with respect to Hull Nos. H1355, H1356, H1357 and H1358, as amended to include Hull Nos. H1384 and H1385
10.116	**
Agreement for Plan Approval and Construction Supervision, dated of March 25, 2014, by and between Navig8 Crude Tankers Inc. and Navig8 Shipmanagement Pte Ltd with respect to Hull Nos. NTP0137 and NTP0138
10.117	**	Agency Agreement, dated as of November 30, 2012, by and between Unique Tankers LLC and Unipec UK Company Limited
10.118	**	Option Letter Agreement, dated as of November 30, 2012, by and between General Maritime Management LLC and Unipec UK Company Limited
10.119	**	Exclusivity Letter Agreement, dated as of November 30, 2012, by and between General Maritime Management LLC and Unipec UK Company Limited
10.120	**	Pool Participation Agreement, dated as of December 3, 2012, by and between Unique Tankers LLC and General Maritime Corporation
10.121	**	Variation Agreement, dated as of November 7, 2014, by and among Unipec UK Company Limited, General Maritime Management LLC and Unique Tankers LLC
10.122	**	Variation Agreement, dated as of March 18, 2015, by and between VLCC Acquisition I Corporation and Scorpio Tankers Inc.
10.123	**	Variation Agreement, dated as of March 19, 2015, by and between General Maritime Management LLC and Unique Tankers LLC
10.124	**	Pool Participation Agreement, dated as of June 11, 2015, by and between VL8 Pool Inc. and Genmar Atlas LLC with respect to the "Genmar Atlas" (to be renamed "Gener8 Atlas")
10.125	**	BIMCO Standard Ship Management Agreement, dated as of December 17, 2013, by and between Navig8 Crude Tankers 1 Inc. and Navig8 Shipmanagement Pte Ltd with respect to Hull No. S768, as amended
10.126	**	Disclosure Letter Agreement, dated as of April 13, 2015, by and among General Maritime Corporation, Navig8 Crude Tankers Inc., VL8 Pool Inc., VL8 Management Inc. and Navig8 Shipmanagement Pte Ltd
10.127	**	Subscription Agreement, dated as of March 21, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and BlackRock Corporate High Yield Fund VI

Exhibit Number		Description
10.128	**	Credit Agreement, dated as of June 11, 2013, by and between General Maritime Corporation and Wells Fargo Bank, National Association
10.129	**
Senior Promissory Note, dated as of April 11, 2013, entered into by General Maritime Corporation, General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation for the benefit of OCM Marine Holdings TP, L.P.
10.130	**	Stock Option Grant Agreement, dated as of July 8, 2014, by and between Navig8 Crude Tankers Inc. and L. Spencer Wells
10.131	**	Indemnification Agreement, dated as of July 16, 2014, by and between Nicolas Busch and Navig8 Crude Tankers Inc.
10.132	**	Indemnification Agreement, dated as of July 16, 2014, by and between Dan Ilany and Navig8 Crude Tankers Inc.
10.133	**	Indemnification Agreement, dated as of July 16, 2014, by and between Roger Schmitz and Navig8 Crude Tankers Inc.
10.134	**	Subscription Agreement, dated as of June 19, 2012, by and between General Maritime Corporation and Houlihan Lokey Capital, Inc.
10.135	**	Subscription Agreement, dated as of June 28, 2013, by and between General Maritime Corporation and OCM Marine Holdings TP, L.P.
10.136	**	Subscription Agreement, dated as of July 3, 2013, by and between General Maritime Corporation and OCM Marine Holdings TP, L.P.
10.137	**	Subscription Agreement, dated as of August 22, 2013, by and between General Maritime Corporation and Houlihan Lokey Capital, Inc.
10.138	**	Subscription Agreement, dated as of August 21, 2013, by and between General Maritime Corporation and J. Goldman Master Fund, L.P.
10.139	**
Common Stock Subscription Agreement, dated as of November 1, 2012, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P., BlueMountain Credit Alternatives Master Fund L.P., BlueMountain Long/Short Credit Master Fund L.P., BlueMountain Kicking Horse Fund L.P., BlueMountain Credit Opportunities Master Fund I L.P., BlueMountain Timberline Ltd., BlueMountain Long/Short Credit and Distressed Reflection Fund p.l.c., BlueMountain Long Short Grassmoor Fund Ltd. and BlueMountain Distressed Master Fund L.P.
10.140	**
Amended and Restated Common Stock Subscription Agreement, dated as of December 12, 2013, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P., Aurora Resurgence Fund II LP and certain other shareholders of General Maritime Corporation
10.141	**	Subscription Agreement, dated as of March 21, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and ARF II Maritime Holdings LLC
10.142	**	Subscription Agreement, dated as of March 21, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and Twin Haven Special Opportunities Fund IV, L.P.
10.143	**	Subscription Agreement, dated as of March 21, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and BlackRock Funds II, BlackRock High Yield Bond Portfolio
10.144	**	Subscription Agreement, dated as of March 21, 2014, by and among General Maritime Corporation and OCM Marine Holdings TP, L.P.

Exhibit Number		Description
10.145	**	Subscription Agreement, dated as of March 21, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and BlueMountain Credit Opportunities Master Fund I L.P.
10.146	**	Subscription Agreement, dated as of May 21, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and Houlihan Lokey Capital, Inc.
10.147	**	Subscription Agreement, dated as of June 25, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and ARF II Maritime Equity Partners L.P.
10.148	**	Subscription Agreement, dated as of June 25, 2014, by and among General Maritime Corporation, OCM Marine Holdings TP, L.P. and ARF II Maritime Equity Co-Investors LLC
10.149	**	Letter of Intent, dated as of May 6, 2015, by and between Korea Trade Insurance Corporation and Citibank NA, London Branch
10.150	**	Letter of Interest, dated as of May 4, 2015, by and between The Export-Import Bank of Korea and Gener8 Maritime, Inc.
10.151	**	Letter of Interest for Buyer's Credit Insurance, dated as of May 8, 2015, by and between China Export & Credit Insurance Corporation and Citibank NA
10.152	**	Pool Participation Agreement, dated as of June 11, 2015, by and between V8 Pool Inc. and GMR Argus LLC with respect to the "Genmar Argus" (to be renamed "Gener8 Argus")
10.153	**	Pool Participation Agreement, dated as of June 11, 2015, by and between V8 Pool Inc. and GMR Strength LLC with respect to the "Genmar Strength" (to be renamed "Gener8 Pericles")
10.154	**
Commitment Letter, dated as of June 12, 2015, by and among Nordea Bank Finland plc, New York Branch, Citibank, N.A., DNB Markets, Inc., DNB Capital LLC, DVB Bank SE, Skandinaviska Enskilda Banken AB (publ) and Gener8 Maritime, Inc.
10.155	**	Variation Agreement, dated as of June 12, 2015, by and between VLCC Acquisition I Corporation and Scorpio Tankers Inc.
10.156	**	Disclosure Letter Agreement, dated June 12, 2015, by and among Gener8 Maritime, Inc., Navig8 Limited, VL8 Pool Inc., V8 Pool Inc., VL8 Management Inc. and Navig8 Asia Pte Ltd
10.157		Employment Agreement, dated as of June 22, 2012, by and between Gener8 Maritime, Inc. and Peter C. Georgiopoulos
10.158		Employment Agreement, dated as of June 22, 2012, by and between Gener8 Maritime, Inc. and Sean Bradley
10.159		Amendment to the Employment Agreement, dated as of June 22, 2012, by and between Gener8 Maritime Corporation and Leonard J. Vrondissis
10.160		Amendment to the Employment Agreement, dated as of June 22, 2012, by and between Gener8 Maritime Corporation and John P. Tavlarios
10.161		Amendment to the Employment Agreement, dated as of June 22, 2012, by and between Gener8 Maritime Corporation and Milton H. Gonzales
10.162		Form of Restricted Stock Unit Agreement Pursuant to the Gener8 Maritime, Inc. 2012 Equity Incentive Plan
21.1		Subsidiaries of Gener8 Maritime, Inc.

Exhibit Number		Description
23.1	**	Consent of Kramer Levin Naftalis & Frankel LLP (included in its opinion filed as Exhibit 8.1)
23.2	**	Consent of Drewry Shipping Consultants Limited
23.3	**	Consent of Deloitte & Touche LLP
23.4	**	Consent of Dennis J. Reeder, Esq. (included in his opinions filed as Exhibits 5.1 and 8.2)
24.1	**	Powers of Attorney (contained in the signature page to this registration statement)

**
Previously filed

QuickLinks

Explanatory Note
PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX